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                                                                    EXHIBIT 10.8

                      AGREEMENT REGARDING CHANGE OF CONTROL


        This Agreement is entered into effective July 6, 1999 by and between JDS Uniphase Inc. (the "Company"), and Jozef Straus ("Executive").


                                    RECITALS

        Executive is employed by the Company and is a valued officer of the Company. As an inducement to Executive to remain in the employ of the Company, the Company wishes to provide for certain rights in favor of Executive to exercise options to purchase shares of Common Stock (as defined below) held by Executive upon a Change of Control (as defined below) of the Company upon the terms herein provided.

        NOW THEREFORE, in consideration of the foregoing and the mutual promises herein contained, the parties agree as follows:

                                    AGREEMENT

SECTION

1.  DEFINITIONS

        For purposes of this Agreement, the following definitions shall apply:

        "Change of Control" means the occurrence of one or more of the following with respect to the Company or with respect to JDS Uniphase Corporation:

        (i) the acquisition by any person (or related group of persons), whether by tender or exchange offer made directly to the stockholders, open market purchases or any other transaction or series of transactions, of shares of the Company or of Common Stock, as the case may be, possessing sufficient voting power in the aggregate to elect an absolute majority of the members of the Board of Directors of the Company or of JDS Uniphase Corporation, as the case may be;

        (ii) a merger or consolidation in which the Company or JDS Uniphase Corporation, as the case may be, is not the surviving entity, except for a transaction in which securities representing more than fifty percent (50%) of the total combined voting power of the surviving entity are held by persons who held shares of the Company or Common Stock, as the case may be, immediately prior to such merger or consolidation and the members of the Board of Directors of the Company or of JDS Uniphase Corporation, as the case may be, immediately before such merger or consolidation constitute a majority of the


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        Board of Directors of the Company or of JDS Uniphase Corporation, as the
        case may be, immediately after such merger or consolidation;

        (iii) any reverse merger in which the Company or JDS Uniphase Corporation, as the case may be, is the surviving entity but in which either securities representing more than fifty percent (50%) of the total combined voting power of the outstanding securities of the Company or of JDS Uniphase Corporation, as the case may be, are transferred or issued to holders different from those who held such securities immediately prior to such merger or those members of the Board of Directors of the Company or of JDS Uniphase Corporation, as the case may be, immediately before such merger do not constitute a majority of the Board of Directors immediately after such merger; or

        (iv) the sale, transfer or other disposition of all or substantially all of the assets of the Company or of JDS Uniphase Corporation, as the case may be;.

        but any such event in respect of the Company that does not result in any change in the beneficial ownership of the Company by JDS Uniphase Corporation is deemed not to be a Change of Control.

        "Closing Date" means the date of the first closing of the transaction constituting a Change of Control.

        "Common Stock" means the aggregate of:

        (a) the issued and outstanding $.001 par value, common stock of JDS Uniphase Corporation; and,

        (b) the issued and outstanding exchangeable shares in the capital of 3506967 Canada Inc. (the name of which has been or will be changed to JDS Uniphase Canada Ltd.), an indirect subsidiary of JDS Uniphase Corporation;

        "Executive's Stock Options" shall mean any options to purchase Common Stock held by Executive that have been issued to Executive by the Company or by JDS Uniphase Corporation prior to a Closing Date.

SECTION 2.  ACCELERATION OF OPTIONS ON A CHANGE IN CONTROL

        The Company agrees that the right of Executive to exercise the Executive's Stock Options shall be accelerated as of the Closing Date of a Change of Control so that Executive's Stock Options shall become fully exercisable as of the Closing Date as to all shares of the Common Stock subject thereto and, subject to the terms of this Section 2, remain exercisable thereafter in accordance with their terms. The foregoing acceleration of the right of Executive to exercise Executive's Stock Options shall apply notwithstanding any contrary terms in any stock option plan pursuant to which such Options are granted or any stock option agreement executed by the Company or by JDS Uniphase Corporation with respect to Executive's Stock Options, including,


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without limitation, any stock option plan terms that are adopted or any stock option agreement executed after the date hereof. Such acceleration of the exercisability of the Executive's Stock Options shall apply and occur without further action on the part of the Company, its Board of Directors, stockholders, Executive or any other party. As a condition to an acceleration of the Executive's Stock Options as provided in this Section 2, Executive agrees that Executive's Stock Options shall terminate as of the Closing Date to the extent unexercised as of such Closing Date if the terms and conditions of such Change of Control require that all employee stock options terminate as of such Closing Date. In no event shall this Section 2 be interpreted to cause the Executive's Stock Options to be exercisable for a greater number of shares of Common Stock than were subject to the Executive's Stock Options immediately prior to the Closing Date.

SECTION 3.  NO EMPLOYMENT AGREEMENT

        Except as previously herein provided, Executive and the Company each acknowledge and agree that this Agreement does not provide for the terms and conditions of Executive's employment with the Company and does not require or obligate Executive to provide services to the Company or the Company to continue to employ Executive.

SECTION 4.  NOTICES

        All notices or other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given if delivered by hand or mailed, postage prepaid, by certified or registered mail, return receipt requested, and addressed to the Company at:


                         JDS Uniphase Inc.
                         570 West Hunt Club Road
                         Nepean Ontario K2G 5W8


                         or to the Executive at:
                         (home address of Executive)


Notice of change of address shall be effective only when done in accordance with this Section.

SECTION 5.  SUCCESSORS

        This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.


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SECTION 6.  ONTARIO LAW

        The laws of the Province of Ontario shall govern the interpretation, performance and enforcement of this Agreement.

        IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.


                                          JDS UNIPHASE INC.


                                          By:    /s/ Michael Phillips
                                                 -------------------------------
                                                 Michael Phillips
                                                 -------------------------------
                                          Title: Vice President
                                                 -------------------------------

/s/ Witness                               /s/ Jozef Straus
----------------------------              ------------------------------
Witness                                   Jozef Straus









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